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                                                                     EXHIBIT 4.4
                CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC.,

                                  TRANSFEROR,
                     EAGLE INDUSTRIAL PRODUCTS CORPORATION,
                                MASTER SERVICER,
                                      AND
                    CONTINENTAL BANK, NATIONAL ASSOCIATION,
                                    TRUSTEE
                      ON BEHALF OF THE CERTIFICATEHOLDERS
                           -------------------------
                            SERIES 1994-1 SUPPLEMENT
                          DATED AS OF JANUARY 1, 1994
                                       TO
                      EAGLE TRADE RECEIVABLES MASTER TRUST
                        POOLING AND SERVICING AGREEMENT

                          DATED AS OF JANUARY 1, 1994
                           -------------------------
              FLOATING RATE TRADE RECEIVABLES-BACKED CERTIFICATES,
                             SERIES 1994-1, CLASS A

              FLOATING RATE TRADE RECEIVABLES-BACKED CERTIFICATES,
                             SERIES 1994-1, CLASS B
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

     SERIES 1994-1 SUPPLEMENT, dated as of January 1, 1994 (this "Supplement") among CENTRALLY HELD EAGLE RECEIVABLES PROGRAM, INC., a Delaware corporation, as Transferor (the "Transferor"), EAGLE INDUSTRIAL PRODUCTS CORPORATION, a Delaware corporation, as Master Servicer (the "Master Servicer"), and CONTINENTAL BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (together with its successors in trust thereunder as provided in the Pooling and Servicing Agreement referred to below, the "Trustee"), under the Pooling and Servicing Agreement, dated as of January 1, 1994 (the "Agreement") among the Transferor, the Master Servicer and the Trustee.

                             PRELIMINARY STATEMENT

     Section 6.9 of the Agreement provides, among other things, that the Transferor and the Trustee may enter into a supplement to the Agreement for the purpose of authorizing the issuance of Investor Certificates. The Transferor hereby enters into this Supplement with the Master Servicer and the Trustee as required by Section 6.9(b) of the Agreement to provide for the issuance, authentication and delivery of the Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class A (the "Class A Certificates") and the Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class B (the "Class B Certificates, and, together with the Class A Certificates, the "Series 1994-1 Certificates"). In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

     All capitalized terms not otherwise defined herein are defined in Annex X to the Agreement. All Article, Section, Subsection, Schedule or Exhibit references herein shall mean Articles, Sections, Subsections, Schedules or Exhibits of the Agreement, as amended and supplemented by this Supplement, except as otherwise provided herein.

     Any reference to the Early Amortization Period, the Series 1994-1 Amortization Period, or the Revolving Period in this Supplement shall refer only to such periods as they relate to the Series 1994-1 Certificates.

SECTION 1. Designation and Definitions.

          (a) The Class A Certificates shall be designated generally as Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class A or the Class A Certificates. The Class B Certificates shall be designated generally as Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class B or the Class B Certificates. The Class A Certificates and the Class B Certificates together shall be designated generally as the Series 1994-1 Certificates.

          (b) For the purposes of the Agreement and this Supplement, the following capitalized terms shall be defined as follows and shall supersede, with respect to the Series 1994-1 Certificates, any definitions of such terms contained in the Agreement or Annex X thereto:

             "AEC " shall mean Amerace Electronic Components, a division of Amerace Corporation, a Delaware corporation.

             "Amerace-Canada" shall mean Amerace Ltd., a Canadian corporation.

             "Burns Aerospace " shall mean Burns Aerospace Corporation, a Delaware corporation.

             "Caron" shall mean Caron International, Inc., a Delaware corporation.

             "Chemineer " shall mean Chemineer, Inc., a Delaware corporation.

             "Class A Adjusted Invested Amount " for any Business Day shall mean an amount equal to the Class A Invested Amount minus the amount on deposit in the Collection Account allocated to Principal Collections.

             "Class A Certificate Rate " shall mean 0.52% per annum in excess of LIBOR.

             "Class A Invested Amount " shall mean, with respect to any Business Day, an amount equal to (i) the initial principal balance of the Class A Certificates minus (ii) the amount of principal payments made to Class A Certificateholders prior to such Business Day.

             "Class A Monthly Interest " has the meaning specified in Section 4.4(a) of the Agreement as set forth in this Supplement.

             "Class A Monthly Principal " has the meaning specified in Section 4.5(a) of the Agreement as set forth in this Supplement.

             "Class B Certificate Rate" shall mean 1.0% per annum in excess of LIBOR.

             "Class B Invested Amount" shall mean, with respect to any Business Day, an amount equal to (i) the initial principal balance of the Class B Certificates minus (ii) the amount of principal payments made to Class B Certificateholders prior to such Business Day.

             "Class B Monthly Interest" has the meaning specified in Section 4.4(b) of the Agreement as set forth in this Supplement.

             "Class B Monthly Principal" has the meaning specified in Section 4.5(b) of the Agreement as set forth in this Supplement.

             "Clevaflex" shall mean Clevaflex, a division of Eagle Industries, a Delaware corporation.

             "Denman" shall mean Denman Tire Corporation, a Delaware corporation.

             "DeVilbiss" shall mean DeVilbiss Air Power Company, a Delaware corporation.

             "Early Amortization Period" shall mean with respect to the Class A Certificates and the Class B Certificates, the period commencing on the date when an Event of Termination has occurred and has not been otherwise waived, and continuing to and including the earlier of (i) the payment in full to the Class A Certificateholders of the Initial Class A Invested Amount and the payment in full to the Class B Certificateholders of the Initial Class B Invested Amount and (ii) the Series 1994-1 Termination Date.

             "Edlon" shall mean Edlon Products, Inc. a Delaware corporation.

             "Elastimold" shall mean Elastimold, a division of Amerace Corporation, a Delaware corporation.

             "Fixed Allocation Percentage" shall mean, (i) with respect to any Business Day in the Series 1994-1 Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the end of the Business Day prior to such Series 1994-1 Amortization Period and the denominator of which is the Trust Principal Component at the end of the Business Day prior to such Series 1994-1 Amortization Period or (ii) with respect to any Business Day in any Early Amortization Period, the percentage equivalent of a fraction, the numerator of which is the Invested amount at the end of the Business Day prior to the commencement of such Early Amortization Period and the denominator of which is the Aggregate Invested Amount at the end of the Business Day prior to such Early Amortization Period.

             "Floating Allocation Percentage" shall mean, with respect to any Business Day during the Revolving Period, the percentage equivalent of a fraction, the numerator of which is the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount as of the end of the preceding Business Day, and the denominator of which is the Trust Principal Compenent as of the end of such preceding Business Day.

             "Hart & Cooley" shall mean Hart & Cooley, Inc., a Delaware corporation.

             "Hendrix" shall mean Conductron Corporation d/b/a Hendrix Wire & Cable, a Massachusetts corporation.

             "Hill" shall mean Hill Refrigeration, a division of Falcon Manufacturing, Inc. a Delaware corporation.

             "Invested Amount" shall mean, with respect to any Business Day, the sum of the Class A Invested Amount and the Class B Invested Amount.

             "Invested Percentage" shall mean, with respect to the Revolving Period, the Floating Allocation Percentage or, with respect to the Series 1994-1 Amortization Period or an Early Amortization Period, the Fixed Allocation Percentage, for the Series 1994-1 Certificates.

             "Lapp" shall mean Lapp Insulator Company, a Delaware corporation.

             "Legal Final Maturity" shall mean June 25, 1999.

             "LIBOR" shall have the meaning set forth in Section 4.4 hereof.

             "LIBOR Determination Date" shall mean with respect to interest payable on the Series 1994-1 Certificates on any Payment Date, the second Business Day prior to the immediately preceding Payment Date.

             "Mansfield" shall mean Mansfield Fixtures of Delaware, Inc. and Mansfield Plumbing Products, Inc., a Delaware corporation.

             "Minimum Transferor Percentage" shall mean, with respect to the Series 1994-1 Certificates, initially, 7.65% and thereafter shall be equal to the A Rated Weighted Average Dilution Ratio.

             "M-R-S" shall mean MRS Power Systems, a division of Amerace Corporation, a Delaware corporation.

             "Payment Date" shall mean the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day), commencing February 25, 1994.

             "Pfaudler" shall mean Pfaudler (United States), Inc., a Delaware corporation.

             "Rating Agencies" shall mean S&P and D&P.

             "Record Date" shall mean, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date.

             "Reference Banks" shall be the major banks operating in the interbank Eurodollar market.

             "Required Amount" shall mean, as calculated on each Business Day with respect to the next Payment Date, the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Series 1994-1 Servicing Fee and (iv) the Series 1994-1 Trustee's Fee.

             "Reuters Screen LIBO Page" shall mean the display page designated as "LIBO" on the Reuters Monitor Money Rates Service.

             "Series 1994-1 Amortization Period" shall mean the period beginning on the Series 1994-1 Amortization Period Commencement Date and ending upon payment in full of the Invested Amount, all accrued and unpaid interest thereon and all other amounts owed to the Investor Certificateholders hereunder.

             "Series 1994-1 Amortization Period Commencement Date" shall mean November 25, 1998.

             "Series 1994-1 Servicing Fee" shall mean the portion of the Servicing Fee allocable to the Holders of the Series 1994-1 Certificates pursuant to Section 3.2 of the Agreement.

             "Series 1994-1 Termination Date" shall mean June 25, 1999.

             "Series 1994-1 Trustees' Fee" shall mean the portion of the compensation paid to the Trustee in respect of the duties specified in the Agreement and hereunder that is allocable to the Series 1994-1 Certificates.

             "Series 1994-2 Certificate" shall mean the Certificate issued pursuant to the Series 1994-2 Supplement, dated as of March 1, 1994, among the Transferor, the Master Servicer and the Trustee.

             "Special Payment Date" shall mean each Payment Date during any Early Amortization Period and each Payment Date following the Legal Final Maturity.

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

             "Undistributed Principal Collections" shall mean, a pro rata amount of the balance on deposit in the Excess Funding Account, if any, based on, with respect to the Class A Certificates, the Invested Percentage of the Class A Certificates as of the Series 1994-1 Amortization Period Commencement Date or, with respect to the Class B Certificates, commencing on the date the Class A Certificates have been paid in full, the Invested Percentage of the Class B Certificates.

     The words "hereof," "herein" and "hereunder " and words of similar import when used in this Supplement shall refer to this Series Supplement or the Agreement as a whole and not to any particular provision of this Supplement or the Agreement, as the case may be.

SECTION 2. Agreement Modifications.

     The following terms of the Agreement are hereby modified with respect to the Series 1994-1 Certificates issued pursuant to this Supplement as follows:

     Section 2.4 of the Agreement is modified by adding the following subsection thereto:

          (i) The Transferor shall deliver to all Series 1994-1 Certificateholders, at its own expense, the most current version of the Series Supplement relating to a proposed new series of Certificates (which shall include all proposed Principal Terms and provisions set forth in
     Section 6.9(c) and (d) of the Agreement) no later than six Business Days prior to the Issuance Date of such new Series and if any Holder of a Series 1994-1 Certificateholder so requests, shall deliver to such Certificateholders any later version of such Supplement.

     Section 3.3 of the Agreement is modified by adding the following subsection(s) thereto:

          (s) Inspection of Books and Records. Each Series 1994-1 Certificateholder shall have the right, upon reasonable prior written notice to the Master Servicer, not more than once a year (x) to visit the Master Servicer, to discuss the affairs, finances and accounts of the Master Servicer with, and to be advised as to the same by, its officers, and to examine the books of account and records (including, without limitation, computer files, tapes and disks and microfiche lists) of the Master Servicer, and to make or be provided with copies and extracts therefrom, and (y) to discuss the affairs, finances and accounts of the Master Servicer with, and to be advised as to the same by, the independent accountants of the Master Servicer (and by these provisions Master Servicer authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Master Servicer is present, it being understood that nothing contained herein is intended to confer any right to exclude any such representative from such discussions). Each Series 1994-1 Certificateholder shall pay its own expenses, and all out-of-pocket expenses incurred by the Master Servicer, in connection with the inspection activities contemplated hereunder; provided, however, that the Master Servicer will pay the reasonable out-of-pocket photocopying expenses of any Series 1994-1 Certificateholder exercising its rights pursuant to this
     Section 3.3(s) at any time on or after the occurrence and during the continuance of an Event of Termination or a Master Servicer Default.

     Each Series 1994-1 Certificateholder shall be deemed to have agreed, by acceptance of such Investor Certificate, to hold in confidence all non-public information regarding the Receivables, the Trust Assets, the Transferor, Eagle Industrial, the Master Servicer, any Obligors and any Affiliate of the Transferor, Eagle Industrial or the Master Servicer (collectively, the "Eagle Information") including, without limitation, non-public information provided in accordance with the first paragraph of this Section 3.3(s) or provided by or on behalf of the Trustee or another Certificateholder to such Certificateholder; provided that nothing herein shall prevent any Series 1994-1 Certificateholder from delivering copies of any financial statements and other documents whether or not constituting confidential information, and disclosing other information, whether or not confidential information, to (i) any of its directors, officers, employees, agents and professional consultants who are subject to confidentiality arrangements at least substantially similar hereto, to the extent necessary to evaluate the Trust Assets or the Receivables in connection with such Series 1994-1 Certificateholder's investment hereunder, (ii) any other Series 1994-1 Certificateholder, (iii) any prospective transferee in connection with the contemplated transfer of an Investor Certificate or any part thereof or participation therein who is subject to confidentiality arrangements at least substantially similar hereto, (iv) any Governmental Authority only to the extent required by such Governmental Authority, (v) each of the Rating Agencies in connection with its rating on the Series 1994-1 Certificates, (vi) in response to any subpoena or other legal process, (vii) in connection with any litigation to which Eagle Industrial, the Transferor, the Master Servicer or any Designated Subsidiary is a party or (viii) any other Person if such information does not name Eagle Industrial or any Designated Subsidiary as the subject of such information or indicate that such information relates to Eagle Industrial or any Designated Subsidiary.

     In the event that any Series 1994-1 Certificateholder or any of its directors, officers, employees, agents or professional consultants is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process) to disclose any of the Eagle Information, such Series 1994-1 Certificateholder shall (or shall cause its directors, officers, employees, agents and professional consultants to):

           (i) provide Eagle Industrial with prompt written notice so that (A) Eagle Industrial may seek a protective order or other appropriate remedy, or (B) Eagle Industrial may, if it so chooses, agree that such Series 1994-1 Certificateholder (or its directors, officers, employees, agents and professional consultants) may disclose such Eagle Information pursuant to such request or legal compulsion;

           (ii) unless Eagle Industrial agrees that such Eagle Information may be disclosed, make (or permit Eagle Industrial to make on its behalf and with its consent) a timely objection to the request or compulsion to provide such Eagle Information on the basis that such Eagle Information is confidential and subject to the agreements contained in this Section 3.3(s);

          (iii) take (or permit Eagle Industrial to take on its behalf and with its consent) any action as Eagle Industrial may reasonably request to seek a protective order or other appropriate remedy; provided that, in connection therewith, such Series 1994-1 Certificateholder shall have first received such assurances as it may reasonably request that Eagle Industrial shall reimburse its reasonable costs and expenses (including attorneys' fees and expenses) or provide such other assistance as it may reasonably require; and

          (iv) in the event that such protective order or other remedy is not obtained, or Eagle Industrial agrees that such Eagle Information may be disclosed, furnish only that portion of the Eagle Information which is required to be furnished pursuant to such process or processes described above, and, provided such Series 1994-1 Certificateholder is reimbursed or assisted as referred to in clause (iii) above, exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded the Eagle Information.

     Notwithstanding the foregoing, to the extent that applicable law prohibits disclosure to Eagle Industrial of the existence of any information described above, or the taking of any action contemplated above, the Series 1994-1 Certificateholders shall be under no obligation to disclose such information or take such action.

     This Section 3.3(s) shall survive termination of this Agreement.

     Section 3.6 of the Agreement is modified by addition to the following subsection:

          (c) The Trustee shall, within five Business Days of receipt thereof, send to each Investor Certificateholder a copy of the reports of independent public accountants which have been provided to the Trustee pursuant to subsections (a), (b) and (c) of this Section 3.6.

     Section 4.3 of the Agreement is modified by adding the following subsections:

          (c) Series 1994-1 Allocations.

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

             (i) On each Business Day, the Master Servicer shall determine whether an Early Amortization Period or the Series 1994-1 Amortization Period has commenced, and in the Revolving Period the Master Servicer shall:

                (A) Allocate with respect to the Investor Certificateholders on each Business Day, the Floating Allocation Percentage of Imputed Yield Collections processed on such Business Day and deposit such amount into the Collection Account;

                (B) Allocate with respect to the Investor Certificateholders on each Business Day, an amount equal to the Floating Allocation Percentage of Principal Collections processed on such Business Day and deposit such amount in the Collection Account;

                (C) If, as of the beginning of the preceding Business Day, the Transferor Amount was less than the Minimum Transferor Amount, the Master Servicer shall retain in the Collection Account from amounts otherwise payable to the Transferor pursuant to (D) herein an amount equal to such deficiency (or such lesser amount as is payable to the Transferor) and direct the Trustee to pay (to the extent available) from the Collection Account to the Excess Funding Account an amount equal to such deficiency; and

                (D) On any Business Day, provided that the amount on deposit in the Collection Account is equal to the Required Amount for the then current Settlement Period, any amounts in excess of the Required Amount shall be paid to the Transferor and used by the Transferor to purchase additional Receivables to the extent available or, if no Receivables are available, the Transferor may use such amount for such other purposes as the Transferor may deem appropriate including, at the discretion of the Transferor, to pay the outstanding principal of the Series 1994-2 Certificates

             (ii) On each Business Day on and after the Master Servicer determines that the Series 1994-1 Amortization Period or an Early Amortization Period has commenced, the Master Servicer shall:

                (A) Allocate with respect to the Investor Certificateholders, the Fixed Allocation Percentage of Imputed Yield Collections processed on such Business Day and deposit such amount into the Collection Account; and

                (B) Allocate with respect to the Investor Certifcateholders, the Fixed Allocation Percentage of Principal Collections processed on such Business Day and retain such amount in the Collection Account; provided, however, that no such allocation or retention shall be made on any Business Day in excess of the Invested Amount on such Business Day; provided, further, that to the extent that the Early Amortization Period has commenced, the Master Servicer shall not allocate any amounts with respect to the Transferor Percentage until the outstanding Invested Amount of the Class A and Class B Certificates has been reduced to zero.

     Section 4.4 of the Agreement is modified in its entirety to read as follows:

     Section 4.4 Payments of Interest with Respect to the Series 1994-1 Certificates.

          (a) The amount of monthly interest distributable from the Collection Account with respect to the Class A Certificates ("Class A Monthly Interest") on any Payment Date shall be an amount equal to the product of
     (i) the Class A Certificate Rate and (ii) the Invested Amount of the Class A Certificates as of the last Business Day of the previous Settlement Period, calculated on the basis of actual days elapsed since the immediately preceding Payment Date and a 360-day year or, with respect to the initial Payment Date, $286,031.00. Class A Monthly Interest shall be distributed to Class A Certificateholders in accordance with Section 5.1 of the Agreement and Section 4.6 of the Series 1994-1 Supplement.

          (b) The amount of monthly interest distributable from the Collection Account with respect to the Class B Certificates ("Class B Monthly Interest") on any Payment Date shall be an amount equal to the product of
     (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the last Business Day of the previous Settlement Period, calculated on the basis of actual days elapsed since the immediately preceding Payment Date and a 360-day year or, with respect to the initial Payment Date,

     $20,052.00. Class B Monthly Interest shall be distributed to Class B Certificateholders in accordance with Section 5.1 of the Agreement and
     Section 4.6 of the Series 1994-1 Supplement.

          (c) Commencing on the Initial Closing Date and thereafter on each LIBOR Determination Date until the principal amount of the Certificates has been paid, in full, the Trustee will establish LIBOR as the rate obtained by dividing (i) the one-month rate described on the Dow Jones Telerate System, page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date divided by (ii) for any Certificateholder that is subject to such reserve requirements, a percentage equal to one minus the stated maximum rate (stated as a decimal) of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents); provided, however, with respect to clause (i) above, in the event such rate shall not be provided, "LIBOR" shall mean (A) the one-month rate provided on the Reuters Screen LIBO Page (or, in the event such rate shall not be provided, the arithmetic average (rounded upwards to the nearest 1/16th of 1%) of the rates at which deposits in United States dollars are offered to four reference banks (each, a "Reference Bank") selected by Bankers Trust Company at approximately 11:00 a.m. (London time)) divided by (B) the percentage specified in clause (ii) above.

     If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next interest accrual period shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     If, on any LIBOR Determination Date, the Trustee is required but is unable to determine LIBOR in the manner provided in this paragraph (c), LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Certificates will (in the absence of manifest error) be final and binding.

     Section 4.5 of the Agreement is modified in its entirety to read as follows:

     Section 4.5. Determination of Principal to be Distributed with respect to the Series 1994-1 Certificates.

           (a) The amount of monthly principal (the "Class A Monthly Principal") distributable from the Collection Account, which will be in minimum amounts of $100,000, with respect to the Class A Certificates on each Payment Date beginning with the earlier to occur of (x) the first Special Payment Date of the Class A Certificates and (y) the first Payment Date to occur with respect to the Series 1994-1 Amortization Period shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received on each Business Day from and including the Series 1994-1 Amortization Period Commencement Date to and including the last Business Day related to the Settlement Period immediately preceding such Payment Date (except that with respect to the first Special Payment Date occurring after an Event of Termination, the amount due pursuant to this clause (i) shall be equal to the sum of the Fixed Allocation Percentage of Principal Collections received on each Business Day from and including the day on which the Event of Termination occurred to and including the last Business Day of the related Settlement Period), (ii) Undistributed Principal Collections for such Payment Date, (iii) any remaining Excess Imputed Yield Collections pursuant to the last sentence of Section 4.6(v); provided, however, that with respect to

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

     any Payment Date, Class A Monthly Principal payable to the Class A Certificateholders may not exceed the Class A Invested Amount.

          (b) The amount of monthly principal (the "Class B Monthly Principal") distributable from the Collection Account with respect to the Class B Certificates on each Payment Date beginning with the Payment Date on which the Class A Certificates are paid in full shall be equal to an amount calculated as follows: the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received on each Business Day from and including the Series 1994-1 Amortization Period Commencement Date to and including the last Business Day related to the Settlement Period immediately preceding such Payment Date (minus all payments of principal made to the Class A Certificates), (ii) the Undistributed Principal Collections for such Payment Date, and (iii) any remaining Excess Imputed Yield Collections pursuant to Section 4.6(v); provided, however, that with respect to any Payment Date, Class B Monthly Principal payable to the Class B Certificateholders may not exceed the Class B Invested Amount.

     Section 4.6 of the Agreement shall be modified to read in its entirety as follows:

     Section 4.6. Application and Payment of Funds on Deposit in the Collection Account for the Certificates.

          (a) On the Business Day before each Payment Date, the Master Servicer shall instruct the Trustee to withdraw or retain, and on the succeeding Payment Date the Trustee acting in accordance with such instructions shall withdraw or retain, the following amounts required to be withdrawn from or retained in the Collection Account pursuant to this Section:

             (i) Series 1994-1 Servicing Fee. On each Payment Date when Eagle Industrial is not the Master Servicer, the Trustee, acting in accordance with instructions from the Master Servicer, shall withdraw from the Collection Account and pay to the Master Servicer, to the extent that funds are available from the Floating Allocation Percentage of Imputed Yield Collections for the Settlement Period immediately preceding such Payment Date an amount equal to the Series 1994-1 Servicing Fee accrued for each day during the related Settlement Period plus any Series 1994-1 Servicing Fee accrued but not distributed to the Master Servicer on any prior Payment Date. Interest shall not accrue on any amounts owed but not paid to the Master Servicer with respect to any overdue Series 1994-1 Servicing Fee.

             (ii) Class A Monthly Interest. On each Payment Date, the Trustee, acting in accordance with instructions from the Master Servicer, shall withdraw from the Collection Account and pay to the Class A Certificateholders, to the extent that funds are available from the Floating Allocation Percentage of Imputed Yield Collections for the Settlement Period immediately preceding such Payment Date, (after giving effect to the withdrawals pursuant to Section 4.6(a)(i)), an amount equal to the Class A Monthly Interest for such Payment Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on any prior Payment Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Payment Date.

             (iii) Class B Monthly Interest. On each Payment Date, the Trustee, acting in accordance with instructions from the Master Servicer, shall withdraw from the Collection Account and pay to the Class B Certificateholders, to the extent that funds are available from the Floating Allocation Percentage of Imputed Yield Collections for the Settlement Period immediately preceding such Payment Date (after giving effect to the withdrawal pursuant to Section 4.6(a)(i) and (ii)), an amount equal to the Class B Monthly Interest for such Payment Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on any prior Payment Date, plus any additional interest with respect to interest amounts that were due but not paid on a prior Payment Date.

             (iv) Series 1994-1 Servicing Fee. On each Payment Date when Eagle Industrial is the Master Servicer, the Trustee, acting in accordance with the instructions from the Master Servicer, shall withdraw from the Collection Account and pay to the Master Servicer, to the extent that the funds are available from the Floating Allocation Percentage of Imputed Yield Collections for the Settlement Period immediately preceding such Payment Date (after giving effect to the withdrawals pursuant to Sections 4.6(a)(i), (ii) and (iii)), an amount equal to the Series 1994-1 Servicing Fee accrued for each day during the related Settlement Period plus any Series 1994-1 Servicing Fee accrued but not distributed to the Master Servicer on any prior Payment Date. Interest shall not accrue on any amounts owed but not paid to the Master Servicer with respect to any overdue Series 1994-1 Servicing Fee.

             (v) Excess Imputed Yield Collections. On each Payment Date, the Trustee, acting in accordance with instructions from the Master Servicer, shall withdraw from the Collection Account the Floating Allocation Percentage of Imputed Yield Collections for the Settlement Period immediately preceding such Payment Date which remain in the Collection Account, after giving effect to the withdrawals pursuant to Sections 4.6(a)(i), (ii), (iii) and (iv), and shall, during the Revolving Period apply such remaining amounts of Excess Imputed Yield Collections to cover shortfalls, if any, in amounts payable from Imputed Yield Collections to Certificateholders of other Series. Excess Imputed Yield Collections which are not so used shall be paid to the Transferor. During any time that an Amortization Period is in effect for the Series 1994-1 Certificates, the Trustee shall deposit all Excess Imputed Yield Collections remaining after giving effect to withdrawals pursuant to Sections 4.6(a)(i), (ii), (iii) and (iv) into the Collection Account to be distributed as Principal Collections (pursuant to Section 4.5(a) and (b));

          (b) On each Business Day during the Revolving Period, Principal Collections allocated to the Investor Certificateholders shall be distributed in accordance with Section 4.3(c)(i)(B) of the Agreement (which
     Section is set forth in this Series 1994-1 Supplement). On each Business Day during the Series 1994-1 Amortization Period or any Early Amortization Period, Principal Collections allocated to the Investor Certificateholders shall be retained in the Collection Account in accordance with Section 4.3(c)(ii)(B) of the Agreement (which Section is set forth in this Series 1994-1 Supplement). For each Payment Date with respect to the Series 1994-1 Amortization Period or any Early Amortization Period, the Class A Monthly Principal for such Payment Date will be distributed by the Trustee from the Collection Account in accordance with Section 4.6(c)(i) and the Class B Monthly Principal for such Payment Date will be retained by the Trustee in the Collection Account until the Class A Certificates have been paid in full and distributed in accordance with Section 4.6(c)(ii).

          (c) The Master Servicer shall make or shall cause the Trustee to make the following distributions at the following times from the Collection
     Account:

             (i) On each Special Payment Date and each Payment Date during the Series 1994-1 Amortization Period, all amounts on deposit in the Collection Account, up to the amount calculated pursuant to Section 4.5(a), shall be paid to the Class A Certificateholders.

             (ii) On each Special Payment Date and each Payment Date during the Series 1994-1 Amortization Period, in each case on and after the Class A Certificates have been paid in full, all amounts on deposit in the Collection Account, up to the amount calculated pursuant to Section 4.5(b) shall be paid to the Class B Certificateholders.

             (iii) On each Special Payment Date and each Payment Date during the Series 1994-1 Amortization Period, in each case on and after the Class A Certificates and Class B Certificates have been paid in full, all amounts on deposit in the Collection Account shall be paid to the Transferor.

     Section 6.9 of the Agreement is modified by adding the following subsection
(e) thereto:

          (e) In addition to the other requirements of this Section 6.9, the Trustee will not authenticate any Class A or Class B Certificates to be issued hereunder unless each of the following conditions have been satisfied or waived at the direction of all of the initial purchasers of the Class A and Class B Certificates:

             (i) The Trustee shall have received the documentation described in
        Section 4(a) and (d) of the Class A and Class B Purchase Agreement, dated January 27, 1994 by and among the purchasers of the Class A and Class B Certificates, the Transferor and the Master Servicer (the "Class A and Class B Purchase Agreement").

             (ii) The Trustee shall have received written notification from S&P and D&P that (i) the Class A Certificates and the Class B Certificates, shall each be rated "AAA" and "A", respectively;

             (iii) The Trustee or its agent shall have received, and shall be holding in trust pursuant to the Pooling and Servicing Agreement, the Trust Assets and all documents, instruments and other assets required by the Agreement to be delivered to the Trustee with respect thereto as of the Closing Date as provided in Section 6.9 of the Supplement;

             (iv) The initial purchasers shall have received a letter of Arthur Andersen & Co. with respect to Eligible Receivables sold to the Trust;

             (v) The Trustee shall have received an opinion of counsel stating that upon the filing of certain financing statements the Trustee will have a first priority perfected security interest in the Trust Assets;

             (vi) The Trustee shall have received certified copies of the certificate of incorporation and by-laws of the Transferor and the Master Servicer, and of all documents evidencing corporate action taken by the Master Servicer and the Transferor approving the execution and delivery to the Transaction Documents to which they are parties contemplated thereby;

             (vii) The Trustee shall have received signature and incumbency certificates executed by the authorized officers of the Master Servicer and the Transferor certifying the identities and signatures of those officers who executed the Transaction Documents to which they are parties;

             (viii) As evidenced by a certificate of the Transferor, the Transferor shall have paid or shall have made arrangements for payment of all taxes fees and governmental charges, if any, due in connection with the execution and delivery of this Supplement and the Agreement, the issuance and sale of the Certificates and the assignment and pledge of the Trust Assets to the Trustee under the Agreement;

             (ix) The Trustee shall have received executed copies of each of the following estoppel letters:

                (1) Payoff and Estoppel Letter (the "Heller Letter") executed by Heller Financial, Inc. and American National Bank and Trust Company of Chicago, and addressed to the Administrative Agent, the Collateral Agent, and the Trustee on behalf of the Certificateholders for the Eagle Receivables Master Trust, in connection with that certain Second Amended and Restated Credit Agreement dated as of February 3, 1992, as amended and restated effective as of July 31, 1992; backup letter of credit issued by Chemical Bank in favor of American National Bank and Trust Company of Chicago in the aggregate amount of all "Outstanding L/C's" (as defined in the Heller Letter);

                (2) Payoff and Estoppel Letter executed by Chemical Bank and addressed to the Administrative Agent, the Collateral Agent and the Trustee on behalf of the Certificateholders for the Eagle Receivables Master Trust, in connection with that certain Credit Agreement dated as of July 31, 1990, among Amerace Corporation, Conductron Corporation, the banks and other financial institutions from time to time parties thereto and Manufacturers Hanover Trust Company, as agent; and

                (3) Payoff and Estoppel Letter executed by Chemical Bank and addressed to the Administrative Agent, the Collateral Agent and the Trustee on behalf of the Certificateholders for the Eagle Receivables Master Trust, in connection with that certain Credit Agreement dated as of January 9, 1991, among Falcon Manufacturing, Inc., the banks and other financial institutions party thereto, Chemical Bank and Manufacturers Hanover Trust Company, as co-agents, and Chemical Bank, as collateral agent.

             (x) The Trustee shall have received true and complete copies of the Credit Agreement between Eagle Industrial, Chemical Bank, as Administrative Agent, Citicorp North America, Inc. as Collateral Agent, and the Lenders (as defined therein), dated January 31, 1994 (the "Credit Agreement") and the Pledge Agreement between Eagle Industrial and Citicorp North America, Inc., as Collateral Agent, also dated January 31, 1994 (the "Pledge Agreement").

     Section 8.7 of the Agreement is hereby modified by adding at the end thereof the following:

     In the event that any delegation of a material servicing function by the Master Servicer to any Person other than a Designated Subsidiary is proposed, the Master Servicer shall obtain (i) written confirmation from the Rating Agencies that such proposed delegation shall not result in the reduction or withdrawal of any then outstanding rating on the Series 1994-1 Certificates and
(ii) the consent of the Holders of Investor Certificates aggregating not less than 51% of the Invested Amount, the Master Servicer shall promptly deliver to each Series 1994-1 Investor Certificateholder a copy of such notice delivered to the Rating Agencies and a copy of such written confirmation from the Rating Agencies.

     Section 10.1 of the Agreement is hereby modified by adding the following clauses thereto:

          (e) The Master Servicer shall fail to provide to the Series 1994-1 Investor Certificateholders a copy of any notice, document or certificate required to be delivered by the Master Servicer hereunder or under the Series 1994-1 Supplement to the Series 1994-1 Investor Certificateholders and such failure shall continue for 10 days after the date such notice, document or certificate is required to be delivered pursuant to this Pooling and Servicing Agreement or this Supplement; or

          (f) The Master Servicer shall fail to provide the Determination Date Statement to the Series 1994-1 Certificateholders on the date required pursuant to Section 12(iii) of this Supplement and the Master Servicer shall fail to provide the Principal Payment Statement to the Series 1994-1 Certificateholders within three days after the date on which such Statement is due pursuant to Section 3.4(d) of the Agreement.

     Notwithstanding anything to the contrary in the Agreement or this Supplement, Section 10.1 may not be amended, modified or supplemented in the future to allow any other event, occurrence, delay or omission to constitute a Master Servicer Default other than the events, occurrences, delays or omissions set forth in the Agreement and this Supplement as of the date of this Supplement without the prior consent of Investor Certificateholders evidencing Undivided Interests aggregating 66 2/3% or more of the Invested Amount of the Series 1994-1 Certificates given in writing to the Transferor, the Master Servicer and the Trustee within five Business Days after the Series 1994-1 Certificateholders have received written notice from the Master Servicer, or any other Person, of such proposed amendment, modification or supplement.

     Annex X of the Agreement is hereby modified by adding the following sentence:

     For purposes of this Supplement, the Discount Factor will be increased at the commencement of the 51st Settlement Period by the percentage equivalent of a fraction the numerator of which is the aggregate amount of Recoveries collected during the immediately preceding twelve Settlement Periods and the denominator of which is the average of the Unpaid Balances of Aggregate Eligible Receivables measured at the end of each of the first Business Days of the immediately preceding Settlement Period and the twelfth immediately preceding Settlement Period.

SECTION 3. Initial Invested Amount of the Series 1994-1 Certificates.

     The "Initial Invested Amount " of the Series 1994-1 Certificates shall be $120,000,000. The Initial Invested Amount of the Class A Certificates shall be $113,000,000 (the "Class A Initial Invested Amount "). The Initial Invested Amount of the Class B Certificates shall be $7,000,000 (the "Class B Initial Invested Amount ").

SECTION 4. Series 1994-1 Certificate Rates.

     The Class A Certificate Rate shall be 0.52% per annum in excess of LIBOR. The Class B Certificate Rate shall be 1.00% per annum in excess of LIBOR.

SECTION 5. Series 1994-1 Events of Termination.

     Section 9.1 is modified by the addition of the following sentence:

     In the event that any Event of Termination provided for in the Agreement, this Supplement or any other Series Supplement occurs with respect to the Series 1994-1 Certificates, Investor Certificateholders evidencing Undivided Interests aggregating 66 2/3% or more of the Invested Amount of the Series 1994-1 Certificates, by notice given in writing to the Transferor, the Master Servicer and the Trustee, may waive the occurrence of such Event of Termination with respect to the Series 1994-1 Certificates.

SECTION 6. Repurchase Terms.

     Pursuant to Article XII of the Agreement, the Series 1994-1 Certificates may be repurchased by the Transferor on any Payment Date on or after the day on which the Invested Amount is reduced to an amount less than or equal to 10% of the sum of the Initial Class A Invested Amount and the Initial Class B Invested Amount upon the satisfaction of the conditions described in Section 12.2(a) of the Agreement. In connection with any such repurchase, the repurchase price shall be equal to the aggregate initial principal balance of such Certificates minus the amount of principal payments made to such Certificates prior to such Payment Date plus accrued and unpaid interest through the day preceding the Payment Date on which the repurchase occurs.

SECTION 7. Delivery and Payment for the Series 1994-1 Certificates.

     The Trustee shall deliver the Series 1994-1 Certificates to the Transferor when authenticated upon the written direction of the Transferor.

SECTION 8. Minimum Authorized Denominations; Special Rule on Transfer and
           Exchange.

     The Class A Certificates shall be issued in fully registered form in denominations of $500,000 and integral multiples of $1,000 in excess thereof. No registration of transfer or exchanges shall be permitted in a manner that would permit any Class A Certificate initially issued in a denomination of $500,000 or more to be registered upon transfer or exchange in any denomination less than the amount of such Class A Certificate (or predecessor Class A Certificate) upon the issuance thereof on the Initial Closing Date. The Class B Certificates shall be issued in fully registered form in denominations of $500,000 and integral multiples of $1,000 in excess thereof; provided that, as directed by the Transferor, the Trustee may on the Initial Closing Date authenticate Class B Certificates in denominations of less than $500,000. No registration of transfer or exchanges shall be permitted in a manner that would permit any Class B Certificate initially issued in a denomination of $500,000 or less to be registered upon transfer or exchange in any denomination less than the amount of such Class B Certificate (or predecessor Class B Certificate) upon the issuance thereof on the Initial Closing Date. No Certificate may be issued in a denomination of less than $20,000 or be subdivided for resale into a denomination of less than $20,000.

SECTION 9. Accrual of Interest on the Series 1994-1 Certificates.

     Interest shall accrue on the Series 1994-1 Certificates from January 31, 1994.

SECTION 10. Distributions.

     The Trustee shall send distributions to the Series 1994-1
Certificateholders under Section 5.1 of the Agreement to each such Certificateholder by 12:30 p.m. (New York City time) on each Payment Date by wire transfer of immediately available funds to an account or accounts designated by such Certificateholders by written notice to the Trustee and the Paying Agent given at least three Business Days prior to any Payment

Date (such notice to remain effective with respect to a Holder until different instructions from such Holder are received by the Trustee), or if no such notice is given, by check mailed as provided in Section 5.1 of the Agreement.

SECTION 11. Article VI of the Agreement.

     Article VI shall, for purposes of Series 1994-1, contain the following
Section 6.14:

     Section 6.14 Subsequent Transfers of the Class B Certificates. No Class B Certificate may be sold, transferred, assigned, pledged (provided, however, "pledge" in this context means the commencement of the enforcement of the pledgee's security interest in the Class B Certificates), hypothecated, participated or otherwise conveyed, nor may any security interest therein be granted (provided, however, "grant" in this context means the commencement of the enforcement of the grantee's security interest in the Class B Certificates) (each such event, a "Subsequent Transfer" and any Person other than a Series 1994-1 Certificateholder who is a party to a Subsequent Transfer shall be hereinafter referred to as a "Subsequent Transferee") without the consent of the Transferor; provided, however, that such consent will not be required if the Trustee shall have received an Opinion of Counsel from the proposed Subsequent Transferee of such Class B Certificate stating that Subsequent Transfers can be made without the consent of the Transferor without adversely affecting the status of either the Trust or the Class A Certificates or the Class B Certificates for Federal income tax purposes.

SECTION 12. Delivery of Documents to the Series 1994-1 Certificateholders.

     The following reports, notices, documents, and certificates required to be delivered under the Agreement shall be delivered to the Series 1994-1 Certificateholders and each of the Rating Agencies by the Trustee, at the expense of the Transferor, in the form and manner as otherwise required in the relevant Section of the Agreement within a reasonable period of time after receipt by the Trustee:

            (i) the notice provided for in Section 2.6(i) to be delivered by the Transferor to the Trustee;

           (ii) a copy of the written confirmation and the Transferor's Certificate of Incorporation delivered by the Transferor to the Trustee pursuant to Section 2.6(p) of the Agreement;

           (iii) a copy of the Determination Date Statement and Principal Payment Statement delivered pursuant to Section 3.4(c) and (d) of the Agreement; provided, however, the initial Holder of the Series 1994-1 Certificates shall receive the Determination Date Statement on the day the Trustee receives such Statement;

           (iv) the Annual Independent Public Accountants' Servicing Reports to be delivered pursuant to Sections 3.6(a) and (b);

            (v) the financial statements and balance sheets to be delivered pursuant to Section 3.6(c);

           (vi) the documents to be delivered pursuant to Section 3.9;

           (vii) the Officer's Certificate to be delivered pursuant to Section 6.9(a);

          (viii) the documents to be delivered pursuant to Section 6.9(b)(i),
     (ii) and (iii);

         (ix) the Officer's Certificate and Opinion of Counsel to be delivered pursuant to Section 7.2(a)(i);

            (x) the rating confirmation to be delivered pursuant to Section 7.2(a)(ii) by the Rating Agencies;

           (xi) the Officer's Certificate and the Opinion of Counsel required to be delivered pursuant to Section 8.2(iii);

           (xii) the notice to be delivered by the Master Servicer pursuant to
     Section 8.7;

          (xiii) any notice to be delivered by the Trustee pursuant to Section 9.1;

           (xiv) the notice to be delivered by the Trustee pursuant to Section 11.19; and

           (xv) any amendment entered into pursuant to Section 13.1(b).

     Notwithstanding anything in this Agreement to the contrary, the Trustee shall, upon the request of any Investor Certificateholder, and at the expense of such Investor Certificateholder, provide any reasonable information received with respect to the Trust or the Trust Assets in connection with the exercise of its duties hereunder to any Series 1994-1 Certificateholder, subject to such Series 1994-1 Certificateholder's agreement to maintain the confidentiality of such information in accordance with the confidentiality standards set forth in
Section 3.3(s).

SECTION 13. Ratification of Agreement.

     As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

SECTION 14. The Trustee.

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the Preliminary Statement contained herein, all of which recitals are made solely by the Transferor.

SECTION 15. Instructions in Writing.

     All instructions given by the Master Servicer to the Trustee pursuant to this Supplement shall be in writing, and may be included in a Daily Report or Settlement Statement.

SECTION 16. Counterparts.

     This Supplement may be executed in any number of counterparts, which may include facsimile counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 17. Governing Law.

     THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. FOR PURPOSES OF THE TAX CLASSIFICATION OF THE TRUST AND THE TAX CHARACTERIZATION OF ANY CERTIFICATES ISSUED PURSUANT TO THIS AGREEMENT, THE TRUST SHALL BE CONSTRUED AS ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

SECTION 18. Modifications to Remittance Procedures.

     In lieu of the procedures for daily remittance of Collections provided for in the Agreement, the Master Servicer may propose and adopt procedures for the remittance of Collections on a less frequent basis, subject to the consent of the Holders of at least 66 2/3% of the aggregate Invested Amount of the Series 1994-1 Certificates and the obtaining of written confirmation from each Rating Agency that the adoption of such procedures will not result in the reduction or withdrawal of the then rating on the Series 1994-1 Certificates.

     IN WITNESS WHEREOF, the Transferor, the Master Servicer and the Trustee have caused this Series 1994-1 Supplement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                          CENTRALLY HELD EAGLE RECEIVABLES
                                            PROGRAM, INC.,
                                          as Transferor



                                          By /s/ GUS J. ATHAS
                                             -----------------------------
                                             Name: Gus J. Athas
                                             Title: Vice-President

                                          EAGLE INDUSTRIAL PRODUCTS
                                            CORPORATION,
                                          as Master Servicer



                                          By /s/ GUS J. ATHAS
                                             -----------------------------
                                             Name: Gus J. Athas
                                             Title: Vice-President

                                          CONTINENTAL BANK,
                                            NATIONAL ASSOCIATION,
                                          as Trustee



                                          By /s/ M.A. BURNS
                                             -----------------------------
                                             Name: M.A. Burns
                                             Title: Vice-President

                                                                       EXHIBIT A

                  FORM OF SERIES 1994-1 INVESTOR CERTIFICATE,
                                    CLASS A

                  THIS OBLIGATION HAS NOT BEEN AND WILL NOT BE
                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT
               BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION
                   FROM THE REGISTRATION REQUIREMENTS OF THE
                       SECURITIES ACT AND ALL APPLICABLE
                             STATE SECURITIES LAWS.

                      THIS CERTIFICATE MAY NOT BE ACQUIRED
                           BY OR FOR THE BENEFIT OF A
                            PLAN (AS DEFINED BELOW).

                      EAGLE TRADE RECEIVABLES MASTER TRUST

              FLOATING RATE TRADE RECEIVABLES-BACKED CERTIFICATE,
                             SERIES 1994-1, CLASS A

REGISTERED                                                  CUSIP NO. 270016 AA6
NO.                                                    $

                      EAGLE TRADE RECEIVABLES MASTER TRUST

     Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time arising from sales of goods, merchandise and/or services by Eagle Industrial Products Corporation and certain of its subsidiaries (each a "Designated Subsidiary"), which receivables have been acquired by the Transferor (defined below) and transferred to the Trustee (defined below).

(Not an interest in or obligation of Eagle Industrial Products Corporation or any affiliate thereof except to the limited extent described herein)

This certifies that
                 ---------------------------------------------

(the "Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of January 1, 1994, as supplemented by the Series 1994-1 Supplement, dated as of January 1, 1994 and as further amended or supplemented from time to time (collectively referred to herein as the "Agreement") by and among Centrally Held Eagle Receivables Program, Inc., a Delaware corporation, as transferor (the "Transferor"), Eagle Industrial Products Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and Continental Bank, National Association, as trustee (the "Trustee"). Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and is qualified in its entirety by the terms and provisions of the Agreement and any Supplement thereto. Reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 231 South LaSalle Street, Chicago, Illinois 60697, Attention: Corporate Trust Department. To the extent not defined herein, capitalized terms used herein have the meanings ascribed to them in the Agreement.

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement as amended from time to time, the Holder hereof by virtue of the acceptance hereof assents and by which the Holder hereof is bound. In the event of a conflict between the provisions of this Certificate and the Agreement, the terms of the Agreement shall be controlling.

     The corpus of the Trust consists of the Trust Assets.

     It is the intent of the Transferor, the Master Servicer, the Trustee, the Investor Certificateholders and the holder of this Class A Certificate that, for federal, state and local income and franchise tax purposes, the Investor Certificates and this Class A Certificate will be indebtedness secured by the Receivables. The Holder of this Certificate, by the acceptance of this Certificate, agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness.

     Subject to the terms of the Agreement, payments of principal are limited to the unpaid Class A Invested Amount, which may be less than the unpaid balance of this Certificate pursuant to the terms of the Agreement. All principal of and interest on this Certificate is due and payable no later than June 25, 1999.

     The Trust's assets are allocated in part to the Holders of the Class A Certificates with the remainder allocated to the Holders of the Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class B (the "Class B Certificates"), and the holders of any other Series of Investor Certificates issued by the Trust after the date hereof and to the Transferor. Certain assets may be for the benefit of only one or more Series. In addition to the Class A Certificates, the Class B Certificates will be issued to the Transferor together with the Transferor Certificate. The Transferor Certificate will represent the interest in the Trust not represented by the Class A Certificates, the Class B Certificates or any other Series of the Trust.

     Interest will be distributed on the 25th day of each month (or if such day is not a Business Day, the next succeeding Business Day) (each a "Payment Date"), commencing on February 25, 1994 at the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the last Business Day of the previous Settlement Period, calculated on the basis of actual days elapsed since the immediately preceding Payment Date and a 360-day year or, with respect to the first Payment Date, $286,031.00, to the Holder hereof of record as of the Record Date. The Record Date with respect to any Payment Date shall be the last day of the calendar month immediately preceding such Payment Date.

     As described in the Agreement, Principal Collections with respect to any day will be allocated to this Class A Certificate in accordance with Article IV of the Agreement.

     On each Payment Date, the Paying Agent shall distribute to the Holder hereof of record on the Record Date such Certificateholder's pro rata share of amounts on deposit in the Collection Account as are payable to the Holder hereof pursuant to the Agreement. On each Payment Date during the Series 1994-1 Amortization Period and each Special Payment Date, all amounts on deposit in the Collection Account, up to a maximum amount on any such date equal to the Class A Invested Amount on such date, shall be paid to the Class A Certificateholders. Distributions with respect to this Certificate will be made by the Paying Agent by check mailed to each Certificateholder, or if so stated in any supplement, by wire transfer of immediately available funds, appearing in the Certificate Register as notified to the Trustee three Business Days prior to such Payment Date without the presentation or surrender of this Certificate or the making of any notation in the Certificate Register (except for the final distribution in respect of this Certificate). Unless an acceptable indemnity agreement is delivered to the Trustee and Paying Agent, final payment of this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Holder hereof in accordance with the Agreement.

     The Agreement may be amended by the Transferor, the Master Servicer and the Trustee, without the Holder's consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein. No such amendment, however, may adversely affect in any material respect the interests of the Holder hereof.

     Subject to the preceding paragraph, the Agreement may be amended by the Master Servicer, the Transferor and the Trustee with the consent of the Holders of unsubordinated Investor Certificates owning not less than 66 2/3% of the Invested Amount of all Series of Investor Certificates (excluding the Invested Amount of any subordinated class of a Series) materially adversely affected thereby (or in the case of a series having more than one class of investor certificates, each unsubordinated class of such Series materially adversely affected thereby) for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on this Certificate without the consent of the Holder hereof, (b) change the definition of or the manner of calculating the interest of the Holder hereof, without the consent of such Holder, or (c) change the requirement to obtain the Holder's consent to any such amendment, without the consent of the Holder hereof, or (d) be effective unless each Rating Agency first shall have confirmed in writing that such amendment will not result in such Rating Agency reducing or withdrawing its rating on any outstanding series of certificates; provided that clauses (a), (b), (c) and (d) of the immediately preceding provision shall not apply to any amendment or modification for which consent is obtained from 100% of the Invested Amount of such Series of Certificates materially adversely affected thereby. Any such amendment and any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Class A Certificate and of any Class A Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class A Certificate.

     The Holder of this Certificate, by the acceptance of this Certificate, agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any Debtor Relief Law.

     This Class A Certificate may be transferred or exchanged only upon the satisfaction of the conditions set forth in Section 6.3 of the Agreement.

     The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

     FINAL PAYMENT ON THIS CERTIFICATE MAY BE MADE WITHOUT DELIVERY HEREOF TO THE TRUSTEE OR ANY PAYING AGENT. EACH HOLDER AND PROSPECTIVE HOLDER HEREOF IS HEREBY PLACED ON NOTICE THAT THIS CERTIFICATE MAY REMAIN OUTSTANDING ALTHOUGH FINAL PAYMENT HEREON HAS BEEN MADE. FINAL PAYMENT HEREON MAY, UNDER CERTAIN CIRCUMSTANCES, BE MADE EARLIER THAN JUNE 25, 1999.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN. AS USED HEREIN, "BENEFIT PLAN" SHALL MEAN ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS

AND WARRANTS THAT IT IS NOT A BENEFIT PLAN. BY ACQUIRING ANY INTEREST IN THIS CERTIFICATE, THE APPLICABLE CERTIFICATE OWNER OR OWNERS SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT OR THEY ARE NOT BENEFIT PLANS.

     IN WITNESS WHEREOF, the Transferor has caused this Class A Certificate to be duly executed.

                                          Dated: January 31, 1994

                                          CENTRALLY HELD EAGLE RECEIVABLES
                                          PROGRAM, INC.

                                          By:_____________________________

                                          Title:__________________________

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Class A Certificates described in the within-mentioned Pooling and Servicing Agreement.

                                          CONTINENTAL BANK, NATIONAL
                                          ASSOCIATION,
                                                      as Trustee

                                          By:_____________________________
                                                   Authorized Signatory

                                                                       EXHIBIT B

                  FORM OF SERIES 1994-1 INVESTOR CERTIFICATE,
                                    CLASS B

                  THIS OBLIGATION HAS NOT BEEN AND WILL NOT BE
                  REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED (THE "SECURITIES ACT") AND MAY NOT
               BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION
                   FROM THE REGISTRATION REQUIREMENTS OF THE
                       SECURITIES ACT AND ALL APPLICABLE
                             STATE SECURITIES LAWS.

                      THIS CERTIFICATE MAY NOT BE ACQUIRED
                           BY OR FOR THE BENEFIT OF A
                            PLAN (AS DEFINED BELOW).

                  THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF
                     PAYMENT TO THE CLASS A CERTIFICATES AS
                     DESCRIBED IN THE POOLING AND SERVICING
                         AGREEMENT REFERRED TO HEREIN.

                      EAGLE TRADE RECEIVABLES MASTER TRUST

              FLOATING RATE TRADE RECEIVABLES-BACKED CERTIFICATE,
                      SERIES 1994-1, CLASS B (SUBORDINATE)

REGISTERED                                            CUSIP NO. 270016 AB4
NO.                                                   NOT TO EXCEED $

                      EAGLE TRADE RECEIVABLES MASTER TRUST

     Evidencing an undivided interest in a trust, the corpus of which consists of receivables generated from time to time arising from sales of goods, merchandise and/or services by Eagle Industrial Products Corporation and certain of its subsidiaries (each a "Designated Subsidiary"), which receivables have been acquired by the Transferor (defined below) and transferred to the Trustee.

(Not an interest in or obligation of Eagle Industrial Products Corporation or any affiliate thereof except to the limited extent described herein)

This certifies that

                 ---------------------------------------------

(the "Certificateholder") is the registered owner of an undivided interest in certain assets of a trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, dated as of January 1, 1994, as supplemented by the Series 1994-1 Supplement, dated as of January 1, 1994 and as further amended or supplemented from time to time (collectively referred to herein as the "Agreement"), by and among Centrally Held Eagle Receivables Program, Inc., a Delaware corporation, as transferor (the "Transferor"), Eagle Industrial Products Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and Continental Bank, National Association, as trustee (the "Trustee"). AS SET FORTH IN THE AGREEMENT, THE PAYMENT OF INTEREST ON AND THE PRINCIPAL OF THIS CERTIFICATE IS SUBORDINATE TO THE PAYMENT OF INTEREST ON AND THE PRINCIPAL OF THE CLASS A CERTIFICATES DESCRIBED BELOW. Although a summary of certain provisions of the

Agreement is set forth below, this Certificate does not purport to summarize the Agreement and is qualified in its entirety by the terms and provisions of the Agreement and any Supplement thereto. Reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 231 South LaSalle Street, Chicago, Illinois 60697,
Attention: Corporate Trust Department. To the extent not defined herein, capitalized terms used herein have the meanings ascribed to them in the Agreement.

     This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement as amended from time to time, the Holder hereof by virtue of the acceptance hereof assents and by which the Holder hereof is bound. In the event of a conflict between the provisions of this Certificate and the Agreement, the terms of the Agreement shall be controlling.

     The corpus of the Trust consists of the Trust Assets.

     It is the intent of the Transferor, the Master Servicer, the Trustee, the Investor Certificateholders and the holder of this Class B Certificate that, for federal, state and local income and franchise tax purposes, the Investor Certificates and this Class B Certificate (if not held by the Transferor) will be indebtedness secured by the Receivables. The Holder of this Certificate (if not the Transferor), by the acceptance of this Certificate, agrees to treat this Certificate for federal, state and local income and franchise tax purposes as indebtedness.

     Subject to the terms of the Agreement, payments of principal are limited to the unpaid Class B Invested Amount, which may be less than the unpaid balance of this Certificate pursuant to the terms of the Agreement. All principal of and interest on this Certificate is due and payable no later than June 25, 1999.

     The Trust's assets are allocated in part to the Holders of the Class B Certificates with the remainder allocated to the Holders of the Floating Rate Trade Receivables-Backed Certificates, Series 1994-1, Class A (the "Class A Certificates") and the holders of any other Series of Investor Certificates issued by the Trust after the date hereof and to the Transferor. Certain assets may be for the benefit of only one or more Series. The Class B Certificates will be issued to the Transferor together with the Transferor Certificate and the Class A Certificates will be issued to investors. The Transferor Certificate will represent the interest in the Trust not represented by the Class B Certificates, the Class A Certificates, or any other Series of the Trust.

     Interest will be distributed on the 25th day of each month (or if such month is not a Business Day, the next succeeding Business Day) (each a "Payment Date"), commencing on February 25, 1994 at the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the last Business Day of the previous Settlement Period, calculated on the basis of actual days elapsed since the immediately preceding Payment Date and a 360-day year or, with respect to the first Payment Date, $20,052.00 to the Holder hereof of record as of the Record Date. The Record Date with respect to any Payment Date shall be the last day of the calendar month immediately preceding such Payment Date.

     As described in the Agreement, Principal Collections with respect to any day will be allocated to this Class B Certificate in accordance with Article IV of the Agreement.

     On each Payment Date, the Paying Agent shall distribute to the Holder hereof of record on the Record Date such Certificateholder's pro rata share of amounts on deposit in the Collection Account as are payable to the Holder hereof pursuant to the Agreement. On each Payment Date during the Series 1994-1 Amortization Period and each Special Payment Date, all amounts on deposit in the Collection Account, up to a maximum amount on any such date equal to the Class B Invested Amount on such date, shall be paid to the Class B Certificateholders. The rights of the holders of this Class B Certificate to receive cash flows with respect to interest and principal owed will be subordinate to the rights of the holders of Class A Certificates to receive cash flows with respect to interest and principal owed. Distributions with respect to this Certificate will be made by the Paying Agent by check mailed to each Certificateholder, or if so stated in any supplement, by wire transfer of immediately available funds, appearing in the Certificate Register as notified to the Trustee three Business Days prior to such Payment Date without the presentation or surrender of this Certificate or the making of any notation in the Certificate Register (except for the final distribution in respect of this

Certificate). Final payment on this Certificate will be made only upon presentation and surrender of this Certificate at the office or agency specified in the notice of final distribution delivered by the Trustee to the Holder hereof in accordance with the Agreement.

     The Agreement may be amended by the Transferor, the Master Servicer and the Trustee, without the Holder's consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein. No such amendment, however, may adversely affect in any material respect the interests of the Holder hereof.

     Subject to the preceding paragraph, the Agreement may be amended by the Master Servicer, the Transferor and the Trustee with the consent of the Holders of unsubordinated Investor Certificates owning not less than 66 2/33% of the Invested Amount of all Series of Investor Certificates (excluding the Invested Amount of any subordinated class of a Series) materially adversely affected thereby (or in the case of a series having more than one class of investor certificates, each unsubordinated class of such Series materially adversely affected thereby) for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Investor Certificateholder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on this Certificate without the consent of the Holder hereof, (b) change the definition of or the manner of calculating the interest of the Holder hereof, without the consent of such holder, or (c) change the requirement to obtain the Holder's consent to any such amendment, without the consent of the Holder hereof, or (d) be effective unless each Rating Agency first shall have confirmed in writing that such amendment will not result in such Rating Agency reducing or withdrawing its rating on any outstanding series of certificates; provided that clauses (a),
(b), (c) and (d) of the immediately preceding provision shall not apply to any amendment or modification for which consent is obtained from 100% of the Invested Amount of such Series of Certificates materially adversely affected thereby. Any such amendment and any such consent by the Holder of this Class B Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Class B Certificate issued in exchange hereof or in lieu hereof whether or not notation thereof is made upon this Class B Certificate. AS DESCRIBED ABOVE, CERTAIN AMENDMENTS TO THE AGREEMENT MAY BE MADE WITHOUT THE CONSENT OF THE HOLDER HEREOF.

     The Holder of this Certificate, by the acceptance of this Certificate, agrees that, prior to the date which is one year and one day after the payment in full of all Invested Amounts, it will not institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under any Debtor Relief Law.

     This Class B Certificate may be transferred or exchanged only upon the satisfaction of the conditions set forth in Section 6.3 of the Agreement.

     The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent and Registrar, and any agent of any of them, may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, nor the Trustee, the Paying Agent, the Transfer Agent and Registrar, nor any agent of any of them shall be affected by notice to the contrary except in certain circumstances described in the Agreement.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN. AS USED HEREIN, "BENEFIT PLAN " SHALL MEAN ANY EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")) THAT IS SUBJECT TO THE PROVISIONS

OF TITLE I OF ERISA, A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN SUCH ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS AND WARRANTS THAT IT IS NOT A BENEFIT PLAN. BY ACQUIRING ANY INTEREST IN THIS CERTIFICATE, THE APPLICABLE CERTIFICATE OWNER OR OWNERS SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT OR THEY ARE NOT BENEFIT PLANS.

     IN WITNESS WHEREOF, the Transferor has caused this Class B Certificate to be duly executed.

                                          Dated: January 31, 1994

                                          CENTRALLY HELD EAGLE RECEIVABLES
                                          PROGRAM, INC.



                                          By:_______________________________
                                          Title:____________________________

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates described in the within-mentioned Pooling and Servicing Agreement.

                                          CONTINENTAL BANK, NATIONAL
                                                 ASSOCIATION, as Trustee



                                          By:_______________________________
                                                   Authorized Signatory